SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported May 26, 2010
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Line of Credit Agreement with PNC Bank
     By way of background, on November 16, 2009, Environmental Tectonics Corporation (“ETC” or the “Company”) and PNC Bank, National Association (“PNC Bank”) entered into a Letter Agreement, Reimbursement Agreement, Pledge Agreement, and Amendment to Subordination Agreement (collectively, the “Line of Credit Agreement”), pursuant to which the Company received a committed line of credit in the amount of $5,422,405 (the “Line of Credit”) which the Company used to satisfy performance bond and repayment guarantee requirements in a contract with an existing customer. At that time, H.F. Lenfest (“Lenfest”) guaranteed the Company’s obligations under the Line of Credit Agreement, and, in connection with this guarantee, pledged to PNC Bank two million seven hundred eleven thousand dollars ($2,711,000) in certificated securities, documents or instruments.
     As of May 27, 2010, ETC, PNC Bank and Lenfest entered into an “Amendment To Loan Documents” wherein ETC has agreed to maintain on deposit, and has deposited, with PNC Bank the amount of $5,422,405. As a result of ETC’s deposit, Lenfest’s guarantee of the above-referenced Line of Credit Agreement has been terminated.
Incorporation by Reference
     The foregoing description of the Amendment To Loan Agreement is qualified in its entirety by reference to such Agreement. A copy of the Amendment To Loan Agreement is filed as Exhibit 1.1 and incorporated herein by reference.
Item 1.01. Entry into a Material Definitive Agreement.
     (d) Exhibits.
     The following exhibit is filed herewith:
1.1	Amendment To Loan Documents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: June 1, 2010	By:	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer